As filed with the Securities and Exchange Commission on June 9, 2021

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
________________________
FORM S-1
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
________________________

MINIM, INC.
(Exact name of registrant as specified in its charter)
________________________

Delaware	3661	04-2621506
(State or other jurisdictionof incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. EmployerIdentification Number)

848 Elm Street
Manchester, New Hampshire, 03101
(833) 966-4646
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
________________________
Sean Doherty
Chief Financial Officer
Minim, Inc.
848 Elm Street
Manchester, New Hampshire, 03101
(833) 966-4646
(Name, address, including zip code, and telephone number, including area code, of agent for service)
________________________
Copies to:
Richard F. Langan, Jr., Esq.
Nixon Peabody LLP
55 West 46th Street
New York, NY 10036-4120
(212) 940-3000
________________________

As soon as practicable following the effective date of this registration statement.
(Approximate date of commencement of proposed sale to the public)

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and "emerging growth company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Unit(2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common stock, par value $0.01 per share	10,743,223	$2.97	$31,907,372	$3,481

(1)
This Registration Statement covers the resale by the Registrant’s selling stockholders of 10,743,223 shares of the Registrant’s common stock, par value $0.01 per share (the “Common Stock”). Pursuant to Rule 416(a) promulgated under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of Common Stock that become issuable by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of the Registrant’s outstanding shares of Common Stock. Pursuant to Rule 429 under the Securities Act and as further described below under the heading “Statement Pursuant to Rule 429(b),” the prospectus contained in this Registration Statement also covers 12,801,061 shares of Common Stock previously registered under the Registrant’s Registration Statement on Form S-1 filed by the Registrant on June 11, 2020 (File No. 333-239122), which was declared effective on June 22, 2020 and the Registrant’s Registration Statement on Form S-1 filed by the Registrant on June 7, 2019 (File No. 333-232027), which was declared effective on July 14, 2019 (collectively, the “Prior Registration Statements”). These shares have not yet been sold by the selling stockholders described in the Prior Registration Statement and are included in the prospectus contained in this Registration Statement.

(2)
Estimated solely for purpose of calculating the registration fee according to Rule 457(c) under the Securities Act on the basis of the average of the bid and asked prices for a share of the Registrant’s Common Stock reported on the OTCQB on June 7, 2021.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

STATEMENT PURSUANT TO RULE 429(b)

Pursuant to Rule 429 under the Securities Act, the prospectus contained in this Registration Statement relates to 23,544,284 shares of Common Stock of the Registrant, consisting of (i) the 10,743,223 shares of Common Stock registered hereby and (ii) certain shares of Common Stock that remain unsold and were previously registered by the Registrant pursuant to the Prior Registration Statements. As such, this Registration Statement shall constitute a post-effective amendment to the Prior Registration Statements.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THESE SECURITIES MAY NOT BE SOLD UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

SUBJECT TO COMPLETION, DATED JUNE 9, 2021

PROSPECTUS

23,544,284 Shares of Common Stock
of
Minim, Inc.
________________________

This prospectus relates to the possible resale, from time to time, by the holders of 23,544,284 shares of Common Stock of Minim, Inc., formerly known as Zoom Telephonics, Inc. These holders are named in this prospectus and are referred to herein as the “selling stockholders”.

We are not selling any shares of our Common Stock in this offering and, as a result, we will not receive any proceeds from the sale of the Common Stock covered by this prospectus. All of the net proceeds from the sale of our Common Stock will go to the selling stockholders.

The selling stockholders may sell Common Stock from time to time at prices established on the OTC Markets Group’s OTCQB, or as negotiated in private transactions, or as otherwise described under the heading “Plan of Distribution.” The Common Stock may be sold directly or through agents or broker-dealers acting as agents on behalf of the selling stockholders. The selling stockholders may engage brokers, dealers or agents who may receive commissions or discounts from the selling stockholders. We will pay all the expenses incident to the registration of the shares; however, we will not pay for sales commissions or other expenses applicable to the sale of our Common Stock registered hereunder.

Our Common Stock trades on the OTCQB under the symbol “MINM” (formerly traded under the symbol “ZMTP” until December 8, 2020). The last reported sales price of our shares of Common Stock on June 7, 2021 was $2.99 per share.

Our principal executive office is located at 848 Elm Street, Manchester, New Hampshire, 03101. Our telephone number at that address is (833) 966-4646. Our website is located at https://www.minim.co.

INVESTING IN OUR COMMON STOCK INVOLVES SIGNIFICANT RISKS. YOU SHOULD CAREFULLY CONSIDER THE RISK FACTORS BEGINNING ON PAGE 4 OF THIS PROSPECTUS.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

OUR SECURITIES ARE NOT BEING OFFERED IN ANY JURISDICTION WHERE THE OFFER IS NOT PERMITTED UNDER APPLICABLE LOCAL LAWS.

The date of this prospectus is June 9, 2021.

ABOUT THIS PROSPECTUS

You should rely only on the information contained in or incorporated by reference into this prospectus. We have not provided, and we have not authorized anyone else to provide you with, different or additional information. You should not assume that the information contained in this prospectus is accurate as of any date other than the date on the front of this prospectus regardless of its time of delivery, and you should not consider any information in this prospectus or in the documents incorporated by reference herein to be investment, legal or tax advice. We encourage you to consult your own counsel, accountant and other advisors for legal, tax, business, financial and related advice regarding an investment in our securities.

This prospectus does not constitute an offer to sell or the solicitation of an offer to buy any of our securities other than the securities covered hereby, nor does this prospectus constitute an offer to sell or the solicitation of an offer to buy any securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. Persons who come into possession of this prospectus in jurisdictions outside the United States are required to inform themselves about, and to observe, any restrictions as to the offering and the distribution of this prospectus applicable to those jurisdictions.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in the accompanying prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

As used in this prospectus, the terms “we,” “us,” “our,” “Minim” and the “Company” mean Minim, Inc., formerly known as Zoom Telephonics, Inc., and its wholly owned subsidiaries, Zoom Connectivity, Inc., formerly known as Minim Inc., and MTRLC LLC, unless stated otherwise or the context requires otherwise.

i

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the Securities and Exchange Commission (the “SEC”) a Registration Statement under the Securities Act of 1933, as amended (the “Securities Act”), with respect to the shares of Common Stock being offered by this prospectus. This prospectus does not contain all of the information in the Registration Statement and its exhibits. For further information with respect to us and the Common Stock offered by the selling stockholders, we refer you to the Registration Statement and its exhibits. Statements contained in this prospectus as to the contents of any contract or any other document referred to are not necessarily complete, and in each instance, we refer you to the copy of the contract or other document filed as an exhibit to the Registration Statement. Each of these statements is qualified in all respects by this reference.

We are subject to the information requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and, in accordance therewith, file annual, quarterly and special reports, proxy statements and other information with the SEC. These documents may be accessed for free through the SEC’s electronic data gathering, analysis and retrieval system, or EDGAR, via electronic means, including the SEC’s home page on the Internet (www.sec.gov).

We post on our public website (www.minim.co) our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act, as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. Our website and the information contained on that site, or connected to that site, are not incorporated into and are not a part of this prospectus.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to incorporate by reference the information and reports we file with it under File No. 001-37649, which means that we can disclose important information to you by referring you to those publicly available documents. The information incorporated by reference is an important part of this prospectus, and information disclosed in documents that we file later with the SEC will automatically add to, update and change information previously disclosed. If there is additional information in a later filed document or a conflict or inconsistency between information in this prospectus or a prospectus supplement and information incorporated by reference from a later filed document, you should rely on the information in the later dated document.

We are incorporating by reference the documents listed below, which we have already filed with the SEC, and all documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, including all such documents we may file with the SEC after the date of this prospectus and before the termination of this offering (other than, in each case, information furnished rather than filed):

●
Our Annual Report on Form 10-K for the year ended December 31, 2020 filed with the SEC on April 13, 2021, as amended by Amendment No. 1 to Form 10-K filed with the SEC on April 30, 2021;
●
Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2021 filed with the SEC on May 17, 2021;
●
Our Current Reports on Form 8-K filed with the SEC on February 8, 2021, March 15, 2021, April 15, 2021, April 27, 2021 and June 4, 2021, and our amended Current Reports on Form 8-K/A filed with the SEC on February 17, 2021 and May 3, 2021 (in each case, except for information contained therein which is furnished rather than filed); and
●
The unaudited pro forma financial information filed as Exhibit 99.3 to our Current Report on Form 8-K/A filed with the SEC on February 17, 2021.

All documents subsequently filed by the Company with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the termination of the offering contemplated by this prospectus, shall be deemed to be incorporated by reference into this prospectus.

Upon request, we will provide, without charge, to each person, including any beneficial owner, to whom a copy of this prospectus is delivered a copy of the documents incorporated by reference into this prospectus. You may request a copy of these filings, and any exhibits we have specifically incorporated by reference as an exhibit in this prospectus, at no cost by writing or telephoning us at the following address:

Minim, Inc.
848 Elm Street
Manchester, New Hampshire, 03101
Telephone: (833) 966-4646

In addition, our website address is https://www.minim.co and such reports are available under “SEC Filings” on our Investor Relations website located at https://ir.minim.co. Except for the specific incorporated reports and documents listed above, no information available on or through our website shall be deemed to be incorporated into this prospectus or the Registration Statement of which it forms a part.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Various statements contained in or incorporated by reference into this prospectus constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other federal and state securities laws. Forward-looking statements are all statements other than statements of historical fact. We attempt to identify these forward-looking statements by words such as "may," "will," "should," "could," "might," "expect," "plan," "anticipate," "believe," "estimate," "target," "goal," "predict," "intend," "potential," "continue," "seek" and other comparable words. Similarly, statements that describe our business strategy, goals, prospects, opportunities, outlook, objectives, plans or intentions are also forward-looking statements. These statements may relate to, but are not limited to, expectations of future operating results or financial performance, macroeconomic trends that we expect may influence our business, plans for financing or capital expenditures, expectations regarding liquidity and compliance with financing covenants, expectations regarding the introduction of new products, effects of restructuring actions and changes in our management team, regulatory compliance and expected changes in the regulatory landscape affecting our business, internal control improvements, expected impact of litigation and regulatory proceedings, plans for growth and future operations, and effects of acquisitions, divestitures and partnerships, as well as assumptions relating to the foregoing.

Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified. These statements are based on current expectations and assumptions regarding future events and business performance and involve known and unknown risks, uncertainties and other factors that may cause actual events or results to be materially different from any future events or results expressed or implied by these statements. These factors include those set forth in the following discussion and elsewhere within this prospectus or incorporated by reference herein, as well as factors that cannot be predicted or quantified.

We believe that it is important to communicate our future expectations to our investors. However, there may be events in the future that we are not able to accurately predict or control and that may cause our actual results to differ materially from the expectations we describe in our forward-looking statements. You should not place undue reliance on forward-looking statements, which apply only as of the date of this prospectus. You should carefully review the risk factors described under the heading "Risk Factors" and elsewhere in our most recent Annual Report on Form 10-K, any subsequently filed Quarterly Reports on Form 10-Q and any subsequently filed Current Reports on Form 8-K (other than, in each case, information furnished rather than filed), all of which are incorporated by reference in this prospectus, and any risk factors included in any applicable prospectus supplement. Except as required by applicable law, including the rules and regulations of the SEC, we undertake no obligation, and expressly disclaim any duty, to publicly update or revise forward-looking statements, whether as a result of any new information, future events or otherwise. Although we believe the expectations reflected in the forward-looking statements are reasonable as of the date of this prospectus, our statements are not guarantees of future results, levels of activity, performance, or achievements, and actual outcomes and results may differ materially from those expressed in, or implied by, any of our statements.

PROSPECTUS SUMMARY

The following summary provides an overview of certain information about Minim, Inc, formerly known as Zoom Telephonics, Inc., which we refer to, together with its consolidated subsidiaries, in this prospectus as the “Company” or “Minim,” which is the name under which we do business, and this offering and may not contain all the information that is important to you. This summary is qualified in its entirety by, and should be read together with, the information contained in other parts of this prospectus and the documents we incorporate by reference. You should carefully review this entire prospectus, including the matters discussed in “Risk Factors” beginning on page 4, and our most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q before making a decision about whether to invest in our securities.

Our Company

Minim delivers innovative Internet access products that reliably and securely connect homes and offices around the world. We are the exclusive global license holder to the Motorola brand for home networking hardware. The Company designs and manufactures products including cable modems, cable modem/routers, mobile broadband modems, wireless routers, Multimedia over Coax (“MoCA”) adapters and mesh home networking devices. Our AI-driven cloud software platform and applications make network management and security simple for home and business users, as well as the service providers that assist them— leading to higher customer satisfaction and decreased support burden.

We sell our products through a direct sales force, independent sales agents, distributors, and reseller partners. Our growth strategy centers on four key pillars: distributing high-margin software on hardware products as a profit driver; employing customer-driven product design and planning; expanding our global sales reach with ISPs and retailers; and mitigating costs and risks through supply chain resiliency. We believe our competitive edge in the market is forged by our software-driven approach to hardware product delivery, radical customer centricity, and commitment to win-win relationships with our reseller and partner base.

We are experienced in electronics hardware, firmware, and software design and testing, regulatory certifications, product documentation, and packaging; and we use that experience in developing each product in-house or in partnership with suppliers who are typically based in Asia. Electronic assembly and testing of the Company’s products in accordance with our specifications is typically done in Asia.

We continually seek to improve our product designs and manufacturing approach to elevate product performance and reduce our costs. We pursue a strategy of outsourcing rather than internally developing our hardware product chipsets, which are application-specific integrated circuits that form the technology base for our modems. By outsourcing the chipset technology, we are able to concentrate our research and development resources on modem system design, leverage the extensive research and development capabilities of our chipset suppliers, and reduce our development time and associated costs and risks. As a result of this approach, we are able to quickly develop new products while maintaining a relatively low level of research and development expense as a percentage of net sales. We also outsource aspects of our manufacturing to contract manufacturers as a means of reducing our costs of production, and to provide us with greater flexibility in our production capacity.

Generally, our gross margin for a given product depends on a number of factors, including the type of customer to whom we are selling. The gross margin products sold to retailers tends to be higher than for some of our other customers; but the sales, support, returns, and overhead costs associated with products sold to retailers also tend to be higher. The Company’s sales to certain countries are currently handled by a single master distributor for each country that handles the support and marketing costs within the country. Gross margin for sales to these master distributors tends to be low, since lower pricing to these distributors helps them to cover the support and marketing costs for their country.

Corporate Information

We are incorporated in Delaware under the name Minim, Inc., formerly known as Zoom Telephonics, Inc., while maintaining the ZOOM trademark for products.  The Company was originally incorporated in New York in 1977 and changed its state of incorporation to Delaware in 1993. Our principal executive offices are located at 848 Elm Street, Manchester, NH 03101, and our telephone number is (833) 966-4646. Our main website is https://www.minim.co. Information contained on our website does not constitute part of this prospectus.

Our shares of common stock, par value $0.01 per share (the “Common Stock”), are traded on the OTCQB Venture Market under the symbol “MINM” (formerly traded under the symbol “ZMTP” until December 8, 2020).

SUMMARY OF THE OFFERING

Common Stock offered by selling stockholders	23,544,284 shares

Terms of the offering	The selling stockholders will determine when and how they will sell the Common Stock offered in this prospectus.

Common Stock outstanding*	35,498,514 shares

Use of proceeds	We are not selling any of the shares of Common Stock covered by this prospectus, and as a result will not receive any proceeds from the sale of shares of Common Stock pursuant to this prospectus.

OTCQB Symbol	MINM

Risk Factors
See “Risk Factors” beginning on page 4 and the other information in this prospectus, together with the information contained under the heading “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2020 filed with the SEC on April 13, 2021, any subsequently filed Quarterly Reports on Form 10-Q and any subsequently filed Current Reports on Form 8-K (other than, in each case, information furnished rather than filed), all of which are incorporated by reference in this prospectus, as well as other cautionary statements throughout or incorporated by reference in this prospectus.

* Does not include shares of Common Stock reserved for issuance pursuant to the Company’s equity incentive plans.

RISK FACTORS

An investment in our securities involves a high degree of risk. Before you invest in our securities you should carefully consider those risk factors described under, but not limited to, the heading "Risk Factors" in our most recent Annual Report on Form 10-K, any subsequently filed Quarterly Reports on Form 10-Q and any subsequently filed Current Reports on Form 8-K (other than the portions of those documents not deemed to be filed), which are incorporated by reference herein, and those risk factors that may be included in any applicable prospectus supplement, together with all of the other information included in this prospectus, any prospectus supplement and the documents we incorporate by reference. All of these risk factors are incorporated by reference herein in their entirety. Our business, financial condition or results of operations could be materially adversely affected by the materialization of any of these risks. The trading price of our securities could decline due to the materialization of any of these risks, and you may lose all or part of your investment. This prospectus and the documents incorporated herein by reference also contain forward-looking statements that involve risks and uncertainties. Actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks described herein and in the documents incorporated herein by reference.

USE OF PROCEEDS

We will not receive any proceeds from the sale of Common Stock by the selling stockholders. All of the net proceeds from the resale of our Common Stock will go to the selling stockholders as described below in the sections entitled “Selling Stockholders” and “Plan of Distribution.” We have agreed to bear the expenses relating to the registration of the Common Stock for the selling stockholders.

SELLING STOCKHOLDERS

The Common Stock being offered for resale by the selling stockholders consists of 23,544,284 shares of Common Stock, which includes, among other shares of Common Stock, (i) 10,743,223 shares that were acquired by certain selling stockholders in the acquisition by merger of Zoom Connectivity, Inc., formerly known as Minim Inc., that closed on December 4, 2020, (ii) certain shares that remain unsold that were originally acquired by certain selling stockholders in the private placement of our Common Stock that closed on May 27, 2020, and (iii) certain shares that remain unsold that were originally acquired by certain selling stockholders in the private placement of our Common Stock that closed on May 3, 2019. The following table sets forth the name of each selling stockholder, the number of shares of Common Stock beneficially owned by each of the selling stockholders as of June 4, 2021 and the number of shares of Common Stock being offered by the selling stockholders. The selling stockholders may offer all or part of the shares for resale from time to time. However, the selling stockholders are under no obligation to sell all or any portion of such shares nor are the selling stockholders obligated to sell any shares immediately upon effectiveness of this prospectus. All information with respect to share ownership has been furnished by the selling stockholders.

Name of Selling Stockholder(1)	Total Shares Beneficially Owned Before Offering	Maximum Number of Shares Being Offered	Total Shares Beneficially Owned After Offering(2)	Percent of Total Shares Outstanding After Offering(2)
Jeremy Hitchcock(3)(4)	17,819,534	17,081,521	738,013	2.1%
Elizabeth Hitchcock(3)(4)	17,819,534	17,081,521	738,013	2.1%
Hitchcock Capital Partners, LLC(3)	15,696,184	15,696,184	—	—
Zulu Holdings LLC(3)	12,379,252	12,379,252	—	—
Flybridge Capital Partners IV LP	1,537,118	1,537,118	—	—
Flybridge Network Fund IV LP	53,871	53,871	—	—
Founder Collective III LP	1,049,253	1,049,253	—	—
Founder Collective Partners III LP	170,807	170,807	—	—
Palm Global Small Cap Master Fund LP(5)	1,206,640	958,732	247,908	*
Graham Chynoweth(6)	990,726	967,795	22,931	*
Alec Rooney(7)	368,526	303,843	64,683	*
Nicole Zheng(8)	275,858	215,187	60,671	*
Klingenstein Fields Venture Fund LP	229,188	229,188	—	—
Joseph L. Wytanis	150,910	90,910	60,000	*
Phil Stanhope	150,000	50,000	100,000	*
Universal Telecommunications Inc.	114,594	114,594	—	—
Bryan Ollila	124,164	124,164	—	—
Brian Kline	96,308	96,308	—	—
Jason Calacanis	94,849	94,849	—	—
Company Venture Capital Fund I LP	45,837	45,837	—	—
The Janower Irrevocable Trust Of 2009 Dated October 19, 2009	45,837	45,837	—	—
Sarah Haines	45,837	45,837	—	—
Zach Mattor	45,438	45,438	—	—
Denis Bakin	36,350	36,350	—	—
Paul Blumenfeld	33,070	33,070	—	—
Deogratis Mwano	32,042	32,042	—	—
Ulysses Diversified Holdings LLC	23,712	23,712	—	—
Peter Fry	24,233	24,233	—	—
Sean M. Dalton	22,918	22,918	—	—
Naveen Selvadurai	17,414	17,414	—	—
Jason Syversen	17,414	17,414	—	—
Vast Ventures III LLC	11,459	11,459	—	—
Edward A. Julian	4,583	4,583	—	—
TOTAL	24,838,490	23,544,284	1,294,206	3.6%

(1)
In accordance with Rule 13d-3 under the Exchange Act, a person is deemed to be the beneficial owner, for purposes of this table, of any shares of Company Common Stock over which such person has voting or investment power and of which such person has the right to acquire beneficial ownership within 60 days of the date hereof. The table includes shares owned by spouses, other immediate family members, in trust, shares held in retirement accounts or funds for the benefit of the named individuals, shares held as restricted stock and other forms of ownership, over which shares the persons named in the table may possess voting and/or investment power.
(2)
Assumes that all shares of Common Stock registered for resale by this prospectus are sold.
(3)
Information is based on a Schedule 13D/A filed as of December 8, 2020, by Jeremy Hitchcock, Elizabeth Cash Hitchcock, Orbit Group LLC (“Orbit”), Hitchcock Capital Partners, LLC (“HCP”) and Zulu Holdings LLC (“Zulu”). The 15,696,184 shares includes 3,316,932 shares held directly by HCP and 12,379,252 shares held directly by Zulu. HCP may be deemed the beneficial owner of the shares as a beneficial owner of the Common Stock held by Zulu through its ownership of Zulu. As the manager of Zulu, Orbit may be deemed the beneficial owner of the Common Stock held by Zulu. As the co-managers of Orbit and HCP, each of Mr. and Ms. Hitchcock may be deemed the beneficial owner of the Common Stock held by Zulu.
(4)
Mr. and Ms. Hitchcock are spouses of each other. Mr. and Ms. Hitchcock may be deemed to share beneficial ownership of all shares of the Company owned by either of them or investment vehicles, including Zulu and HCP, owned by either of them. Includes 52,500 shares that Mr. Hitchcock has the right to acquire upon exercise of outstanding stock options exercisable within 60 days after June 4, 2021.
(5)
The 1,206,640 shares are directly held by Palm Global. Palm Management (US) LLC, as the investment manager of Palm Global, may be deemed to be a beneficial owner of the shares of Common Stock disclosed as directly owned by Palm Global. Due to his position with Palm Management (US) LLC, Mr. Palmer may be deemed to be a beneficial owner of the shares of Common Stock disclosed as directly owned by Palm Global. Due to his positions with Palm Global and Palm Management (US) LLC, Mr. Horowitz may be deemed to be a beneficial owner of the shares of Common Stock disclosed as directly owned by Palm Global. Palm Management (US) LLC, Mr. Palmer and Mr. Horowitz expressly disclaim such beneficial ownership except to the extent of their pecuniary interest therein.
(6)
Includes 22,931 shares that Mr. Chynoweth has the right to acquire upon exercise of outstanding stock options exercisable within 60 days after June 4, 2021
(7)
Includes 64,683 shares that Mr. Rooney has the right to acquire upon exercise of outstanding stock options exercisable within 60 days after June 4, 2021.
(8)
Includes 60,671 shares that Ms. Zheng has the right to acquire upon exercise of outstanding stock options exercisable within 60 days after June 4, 2021.

*Less than one percent of shares outstanding.

Participation of Directors and Officers

Certain of the selling stockholders currently serve as executive officers and/or members of the Board, including Jeremy P. Hitchcock, Executive Chairman of the Board; Graham Chynoweth, Chief Executive Officer of the Company and member of the Board; and Nicole Zheng, Chief Marketing Officer; Elizabeth Hitchcock, member of the Board. Mr. Hitchcock and Ms. Hitchcock may be deemed to beneficially own shares held by Zulu and HCP. Joshua S. Horowitz, a director of the Company, due to his positions with Palm Management (US) LLC and as the director of the general partner of Palm Global, may be deemed to beneficially own shares held by Palm Global. In addition, Joseph L. Wytanis, the former President and Chief Executive Officer of the Company, and Phil Stanhope, the former Chief Technology Officer of the Company are also selling stockholders.

PLAN OF DISTRIBUTION

Each selling stockholder and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their securities covered hereby on the OTC Markets Group’s OTCQB or any other stock exchange, market or trading facility on which the securities are traded or in private transactions. These sales may be at fixed or negotiated prices. A selling stockholder may use any one or more of the following methods when selling securities:

●
ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
●
block trades in which the broker dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;
●
purchases by a broker dealer as principal and resale by the broker-dealer for its account;
●
an exchange distribution in accordance with the rules of the applicable exchange;
●
privately negotiated transactions;
●
settlement of short sales entered into after the effective date of the Registration Statement of which this prospectus is a part;
●
in transactions through broker dealers that agree with the selling stockholders to sell a specified number of such securities at a stipulated price per security;
●
through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;
●
a combination of any such methods of sale; or
●
any other method permitted pursuant to applicable law.

The selling stockholders may also sell securities under Rule 144 under the Securities Act, if available, rather than under this prospectus.

Broker dealers engaged by the selling stockholders may arrange for other broker dealers to participate in sales. Broker dealers may receive commissions or discounts from the selling stockholders (or, if any broker dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction, not in excess of a customary brokerage commission in compliance with FINRA Rule 2121; and in the case of a principal transaction, a markup or markdown in compliance with FINRA Rule 2121.

In connection with the sale of the securities or interests therein, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the securities in the course of hedging the positions they assume. The selling stockholders may also sell securities short and deliver these securities to close out their short positions, or loan or pledge the securities to broker-dealers that in turn may sell these securities. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The selling stockholders and any broker-dealers or agents that are involved in selling the securities may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each selling stockholder has informed the Company that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the securities.

The Company is required to pay certain fees and expenses incurred by the Company incident to the registration of the securities. The Company has agreed to indemnify the selling stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

Because selling stockholders may be deemed to be “underwriters” within the meaning of the Securities Act, they will be subject to the prospectus delivery requirements of the Securities Act including Rule 172 thereunder. In addition, any securities covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than under this prospectus. The selling stockholders have advised us that there is no underwriter or coordinating broker acting in connection with the proposed sale of the resale securities by the selling stockholders.

We agreed to keep this registration effective until the earliest of (i) the date on which the securities have been sold pursuant to this prospectus or pursuant to Rule 144 under the Securities Act or any other rule of similar effect; or (ii) the eighteen (18) month anniversary of the effectiveness of the Registration Statement of which this prospectus is a part. The resale securities will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale securities covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale securities may not simultaneously engage in market making activities with respect to the Common Stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the selling stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of the Common Stock by the selling stockholders or any other person. We will make copies of this prospectus available to the selling stockholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

DESCRIPTION OF CAPITAL STOCK

The following information describes our Common Stock and preferred stock, as well as certain provisions of our Amended and Restated Certificate of Incorporation, as amended (the “Charter”), and our Amended and Restated Bylaws, as amended (the “Bylaws”). This description is only a summary. You should also refer to our Charter and Bylaws, which have been filed with the SEC as exhibits to our Registration Statement, of which this prospectus forms a part.

General

We are authorized under Delaware law to issue up to 60,000,000 shares of Common Stock, $0.01 par value per share, and 2,000,000 shares of preferred stock, $0.001 par value per share. As of June 4, 2021, there were 35,498,514 shares of Common Stock issued and outstanding and no shares of preferred stock issued and outstanding.

Common Stock

Each share of Common Stock has the same relative rights and is identical in all respects with every other share of Common Stock. Each holder of Common Stock is entitled to one vote for each share held of record on all matters submitted to a vote of holders of Common Stock and is not permitted to cumulate votes in the election of our directors. Holders of our Common Stock have no redemption, conversion or preemptive rights to purchase or subscribe for our securities. Subject to preferences that may be applicable to any then outstanding preferred stock, the holders of our outstanding shares of common stock are entitled to receive dividends, if any, as may be declared from time to time by our board of directors out of legally available funds. We have never declared or paid cash dividends on our capital stock and do not plan to pay any cash dividends in the foreseeable future. We currently anticipate that we will retain all available funds for use in the operation and expansion of our business. In addition, pursuant to the Silicon Valley Bank Loan and Security Agreement, we cannot pay any dividends without Silicon Valley Bank’s prior written consent.

Shares of our Common Stock are traded over-the-counter and sales are reported on the OTCQB under the symbol “MINM.”

Preferred Stock

Our Charter authorizes the issuance of 2,000,000 shares of preferred stock, $0.001 par value per share. No shares of preferred stock are outstanding. The Board of Directors is empowered, without stockholder approval, to designate and issue additional series of preferred stock with dividend, liquidation, conversion, voting or other rights, including the right to issue convertible securities with no limitations on conversion, which could adversely affect the voting power or other rights of the holders of our Common Stock, substantially dilute a Common Stockholder’s interest and depress the price of our Common Stock.

Certain Governance Arrangements

As of October 9, 2020, the Company entered into a Standstill and Voting Agreement (the “Standstill Agreement”) with Zulu Holdings LLC (“Zulu”) and Jeremy Hitchcock. Pursuant to the terms of the Standstill Agreement, each of Zulu, Mr. Hitchcock and their controlled affiliates (the “Restricted Parties”) have agreed not to effect any (a) transaction involving the Company and any Restricted Party, in which any Restricted Party would have a material interest different from stockholders of the Company generally, (b) purchase of more than 10% of the then total number of shares of outstanding Common Stock, and (c) sale, transfer or other disposition of Common Stock to a third party that would result in such third party beneficially owning more than 20.0% of the Company’s outstanding common stock immediately after giving effect to such transaction. The duration of the “Standstill Period” lasts through the earlier of: (i) such time as the Restricted Parties beneficially own less than 45.0% of the outstanding Common Stock of the Company, and (ii) the third anniversary of the date of the Standstill Agreement.

LEGAL MATTERS

The validity of the securities offered by this prospectus has been passed upon for us by Nixon Peabody LLP.

EXPERTS

The consolidated balance sheets as of December 31, 2020 and December 31, 2019, and for each of the two years in the period ended December 31, 2020 incorporated by reference into this Registration Statement, have been audited by Marcum LLP, an independent registered public accounting firm, as set forth in their report thereon and included in this Registration Statement in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

The following table lists the costs and expenses payable by Minim, Inc., formerly known as Zoom Telephonics, Inc. (the “Company” or the “Registrant”), in connection with the offering of securities covered by this prospectus, other than any sales commissions or discounts. All amounts shown are estimates except for the Securities and Exchange Commission (“SEC”) registration fee, and all of the fees and expenses will be borne by the Company.

SEC Registration Fee	$3,481
Legal Fees and Expenses	$35,000
Accounting Fees and Expenses	$25,000
Miscellaneous Costs	$1,000
Total	$64,481

Item 14. Indemnification of Directors and Officers

The Company’s Amended and Restated Certificate of Incorporation, as amended (the “Charter”) and the Amended and Restated Bylaws, as amended (the “Bylaws”) authorize it to indemnify directors, officers, employees and agents of the Company against expenses (including attorneys' fees), liabilities and other matters incurred in connection with any action, suit or proceeding, to the fullest extent permitted by Section 145 of Delaware General Corporation Law. In addition, the Company’s Charter provides that its directors shall not be personally liable to the Company or its stockholders for monetary damages for any breach of fiduciary duty by such director as a director. Notwithstanding the foregoing, a director shall be liable to the extent provided by applicable law (i) for breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the Delaware General Corporation Law or (iv) for any transaction from which the director derived an improper personal benefit.

The Company may also advance all reasonable expenses which were incurred by or on behalf of a present director or officer in connection with any proceeding to the fullest extent permitted by applicable law.

The Bylaws also permit the Company to enter into indemnity agreements with individual directors, officers, employees, and other agents. Any such agreements, together with the Charter and the Bylaws, may require the Company, among other things, to indemnify directors or officers against certain liabilities that may arise by reason of their status or service as directors or officers (other than liabilities resulting from willful misconduct of a culpable nature), to advance expenses to them as they are incurred, and to obtain and maintain directors' and officers' insurance if available on reasonable terms.

The Company maintains director and officer liability insurance policies providing for the insurance on behalf of any person who is or was a director or officer of the Company or a subsidiary for any claim made during the policy period against the person in any such capacity or arising out of the person’s status as such.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors and officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Item 15. Recent Sales of Unregistered Securities

During the past three years, the Company has issued the following securities without registration under the Securities Act pursuant to the exemptions from registration provided by Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder, in each case in reliance upon the representations received from the purchasers of those securities.

On November 12, 2020, the Company entered into an Agreement and Plan of Merger, pursuant to which the Company exchanged 0.80106 newly-issued shares of Common Stock for each issued and outstanding share of common stock and preferred stock of Zoom Connectivity, Inc., formerly known as Minim Inc. The merger closed on December 4, 2020, and the Company issued an aggregate of 10,784,534 shares of Common Stock, at a price of $2.3498 per share, an implied valuation of approximately $30 million.

On May 26, 2020, the Company entered into a Stock Purchase Agreement with certain accredited investors, including certain members of management and the Board of Directors, in a private placement, pursuant to which the Company sold an aggregate of 2,237,103 shares of Common Stock at a purchase price of $1.52 per share. The private placement closed on May 27, 2020, and the gross proceeds to the Company at the closing were approximately $3.4 million.

On May 3, 2019, the Company entered into a Stock Purchase Agreement with certain accredited investors, including members of management and the Board of Directors, in a private placement, pursuant to which the Company sold an aggregate of 4,545,455 shares of Common Stock at a purchase price of $1.10 per share. The gross proceeds to the Company at the closing of the private placement were approximately $5.0 million.

Item 16. Exhibits and Financial Statement Schedules

(a) Exhibits

Exhibit No.	Exhibit Description
2.1
Separation and Distribution Agreement by and between Zoom Technologies, Inc. and Minim, Inc., formerly known as Zoom Telephonics, Inc. (the “Company”) (incorporated by reference to Annex B of the Preliminary Proxy Statement filed by Zoom Technologies, Inc. on May 13, 2009).*

2.2
Agreement and Plan of Merger, dated as of November 12, 2020, by and among the Company, Elm Acquisition Sub, Inc., Zoom Connectivity, Inc., formerly known as Minim Inc. (“Zoom Connectivity”) and the Representative named therein (incorporated by the reference to Exhibit 10.1 to the Form 8-K filed by the Company on November 13, 2020).*

3.1	Amended and Restated Certificate of Incorporation of the Company (incorporated by reference to Exhibit 3.1 to the Company’s Registration Statement on Form 10, filed on September 4, 2009).*
3.2	Certificate of Amendment to Amended and Restated Certificate of Incorporation of the Company (incorporated by the reference to Exhibit 3.1 to the Form 8-K filed by the Company on November 18, 2015).*
3.3	Certificate of Amendment to Amended and Restated Certificate of Incorporation of the Company (incorporated by the reference to Exhibit 3.1 to the Form 8-K filed by the Company on July 30, 2019).*
3.4	Certificate of Designation of Series A Junior Participating Preferred Stock (incorporated by reference to Exhibit 3.2 to the Form 8-K filed by the Company on November 18, 2015).*
3.5	Certificate of Amendment to Amended and Restated Certificate of Incorporation of the Company (incorporated by the reference to Exhibit 3.1 to the Form 8-K filed by the Company on June 4, 2021).*
3.6	Certificate of Amendment to Amended and Restated Certificate of Incorporation of the Company (incorporated by the reference to Exhibit 3.2 to the Form 8-K filed by the Company on June 4, 2021).*
3.7**	Amended and Restated Bylaws of the Company.
4.1**	Description of Securities.
5.1**	Opinion of Nixon Peabody LLP.
10.1+	Minim, Inc. 2009 Stock Option Plan (incorporated by reference to Appendix B to the Definitive Proxy Statement filed by the Company on April 30, 2013).*
10.2+	Minim, Inc. 2009 Directors Stock Option Plan (incorporated by reference to Appendix C to the Definitive Proxy Statement filed by the Company on April 30, 2013).*
10.3+	Minim, Inc. 2019 Stock Option Plan (incorporated by reference to Appendix D to the Definitive Proxy Statement filed by the Company on May 28, 2019).*
10.4+	Minim, Inc. 2019 Directors Stock Option Plan (incorporated by reference to Appendix C to the Definitive Proxy Statement filed by the Company on May 28, 2019).*
10.5
Financing Agreement, dated December 18, 2012, between the Company and Rosenthal & Rosenthal, Inc. (incorporated by reference to Exhibit 10.1 to the Form 8-K filed by the Company on December 21, 2012).*

10.6
Intellectual Property Security Agreement, dated December 18, 2012, between the Company and Rosenthal & Rosenthal, Inc. (incorporated by reference to Exhibit 10.2 to the Form 8-K filed by the Company on December 21, 2012).*

10.7
Amendment dated March 25, 2014, effective January 1, 2013 to Financing Agreement, dated December 18, 2012, between the Company and Rosenthal & Rosenthal, Inc. (incorporated by reference to Exhibit 10.1 to the Form 8-K filed by the Company on November 3, 2015).*

10.8
Amendment dated October 29, 2015, effective January 1, 2013, to Financing Agreement, dated December 18, 2012, between the Company and Rosenthal & Rosenthal, Inc. (incorporated by reference to Exhibit 10.1 to the Form 8-K filed by the Company on November 3, 2015).*

10.9
Amendment dated July 19, 2016 to Financing Agreement, dated December 18, 2012, between the Company and Rosenthal & Rosenthal, Inc. (incorporated by reference to Exhibit 10.1 to the Form 8-K filed by the Company on July 25, 2016).*

10.10
Amendment dated September 1, 2016 to Financing Agreement, dated December 18, 2012, between the Company and Rosenthal & Rosenthal, Inc. (incorporated by reference to Exhibit 10.1 to the Form 8-K filed by the Company on September 8, 2016).*

10.11
Amendment dated November 2, 2018 to Financing Agreement, dated December 18, 2012, between the Company and Rosenthal & Rosenthal, Inc. (incorporated by reference to Exhibit 10.19 to the Registration Statement on Form S-1 filed by the Company on June 7, 2019).*

10.12
Amendment dated April 13, 2020 to Financing Agreement, dated December 18, 2012, between the Company and Rosenthal & Rosenthal, Inc. (incorporated by reference to Exhibit 10.2 to the Form 10-Q filed by the Company on May 15, 2020).*

10.13
Amendment to Financing Agreement, dated February 4, 2021, by and between the Company and Rosenthal & Rosenthal, Inc. (incorporated by reference to Exhibit 10.1 to the Form 8-K filed by the Company on February 8, 2021).*

10.14†	License Agreement, dated May 13, 2015, between the Company and Motorola Mobility LLC (incorporated by reference to Exhibit 10.3 to the Form 10-Q/A filed by the Company on December 6, 2016).*
10.15†
Amendment to License Agreement, dated August 16, 2016, between the Company and Motorola Mobility LLC (incorporated by reference to Exhibit 10.4 to the Form 10-Q/A filed by the Company on December 6, 2016).*

10.16†
Amendment to License Agreement, dated August 21, 2017, between the Company and Motorola Mobility LLC (incorporated by reference to Exhibit 10.1 to the Form 10-Q filed by the Company on November 9, 2017).*

10.17+	Employment Agreement between the Company and Joseph Wytanis (incorporated by reference to Exhibit 10.1 to the Form 8-K filed by the Company on October 18, 2018).*
10.18+	Separation Agreement, dated as of May 15, 2020, by and between the Company and Joseph L. Wytanis (incorporated by reference to Exhibit 10.1 to the Form 8-K filed by the Company on May 21, 2020)*
10.19
Stock Purchase Agreement, dated as of May 3, 2019, between the Company and the Investors listed therein (incorporated by reference to Exhibit 10.1 to the Form 8-K filed by the Company on May 6, 2019).*

10.20
Stock Purchase Agreement, dated as of May 26, 2020, between the Company and the Investors listed therein (incorporated by reference to Exhibit 10.1 to the Form 8-K filed by the Company on May 27, 2020).*

10.21+	Employment Agreement between the Company and Jacquelyn Barry Hamilton (incorporated by reference to Exhibit 10.1 to the Form 8-K filed by the Company on March 9, 2020).*
10.22+
Transition and Separation Agreement, dated as of December 31, 2020, by and between the Company and Jacquelyn Barry Hamilton (incorporated by reference to Exhibit 10.1 to the Form 8-K filed by the Company on December 31, 2020).*

10.23††
License Agreement, dated March 27, 2020, between the Company, MTRLC LLC and Motorola Mobility LLC (incorporated by reference to Exhibit 10.19 to the Form 10-K/A filed by the Company on April 29, 2020).*

10.24††
Amendment to License Agreement, dated March 27, 2020, between the Company and Motorola Mobility LLC (incorporated by reference to Exhibit 10.19 to the Form 10-K/A filed by the Company on April 29, 2020).*

10.25
Standstill and Voting Agreement, dated as of October 9, 2020, by and among the Company , Zulu Holdings LLC and Jeremy P. Hitchcock (incorporated by reference to Exhibit 99.1 to the Form 8-K filed by the Company on October 13, 2020).*

10.26
Loan and Security Agreement, dated March 12, 2021, by and between the Company and Silicon Valley Bank (incorporated by reference to Exhibit 10.1 to the Form 8-K filed by the Company on March 15, 2021).*

10.27+
Assignment and Amendment of Employment Agreement dated December 4, 2020 among Graham Chynoweth, the Company and Zoom Connectivity (incorporated by reference to Exhibit 10.27 to the Form 10-K/A filed by the Company on April 30, 2021).*

10.28+	Employment Agreement dated as of May 22, 2019 between Zoom Connectivity and Graham Chynoweth (incorporated by reference to Exhibit 10.28 to the Form 10-K/A filed by the Company on April 30, 2021).*
10.29+	Employment Agreement dated as of December 4, 2020 between the Company and Sean Doherty (incorporated by reference to Exhibit 10.29 to the Form 10-K/A filed by the Company on April 30, 2021).*
10.30+	Employment Agreement dated as of December 4, 2020 between the Company and Nicole Zheng (incorporated by reference to Exhibit 10.30 to the Form 10-K/A filed by the Company on April 30, 2021).*
10.31+	Employment Agreement dated as of November 1, 2019 between the Company and John Lauten (incorporated by reference to Exhibit 10.30 to the Form 10-K/A filed by the Company on April 30, 2021).*
21.1**	Subsidiaries.
23.1**	Consent of Marcum LLP.
23.2**	Consent of Nixon Peabody LLP (included in Exhibit 5.1).
24.1**	Powers of Attorney (included on the signature pages of this Registration Statement).

*
In accordance with Rule 12b-32 under the Securities Exchange Act of 1934, as amended, reference is made to the documents previously filed with the Securities and Exchange Commission, which documents are hereby incorporated by reference.

**	Filed herewith.

+	Compensation Plan or Arrangement.

†
Confidential portions of this exhibit have been redacted and filed separately with the SEC pursuant to a confidential treatment request in accordance with Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

††	Certain confidential portions of this exhibit were omitted because the identified confidential portions (i) are not material and (ii) would be competitively harmful if publicly disclosed.

(b) Financial Statement Schedule

No financial statement schedules are provided because the information either is not required or is shown in the financial statements or notes thereto incorporated by reference herein.

Item 17. Undertakings

The undersigned Registrant hereby undertakes:

(1)
To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)
To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement;

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the Registration Statement.

(2)
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)
To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)
That, for the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the Registration Statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the Registration Statement or made in a document incorporated or deemed incorporated by reference into the Registration Statement or prospectus that is part of the Registration Statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the Registration Statement or prospectus that was part of the Registration Statement or made in any such document immediately prior to such date of first use.

(5)
That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(6)
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Manchester, State of New Hampshire, on June 9, 2021.

MINIM, INC. (Registrant)

By:	/s/ Sean Doherty
Sean Doherty
Chief Financial Officer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Graham Chynoweth and Sean Doherty and each of them, as true and lawful attorney-in-fact and agent, with full power of substitution and revocation, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments, including any post-effective amendments and supplements, to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorney-in-fact and agent full power and authority to do and perform each and every act and thing required or necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that such attorney-in-fact and agent, or his or her substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Graham Chynoweth	Chief Executive Officer and Director	June 9, 2021
Graham Chynoweth	(Principal Executive Officer)

/s/ Sean Doherty	Chief Financial Officer	June 9, 2021
Sean Doherty	(Principal Financial Officer and Principal Accounting Officer)

/s/ Jeremy Hitchcock	Executive Chairman of the Board
Jeremy Hitchcock		June 9, 2021

/s/ David Aronoff	Director
David Aronoff		June 9, 2021

/s/ Dan Artusi	Director
Dan Artusi		June 9, 2021

/s/ Philip Frank	Director
Philip Frank		June 9, 2021

/s/ Elizabeth Hitchcock	Director	June 9, 2021
Elizabeth Hitchcock

/s/ Josh Horowitz	Director	June 9, 2021
Josh Horowitz

/s/ Sandra Howe	Director
Sandra Howe		June 9, 2021